MERGER AGREEMENT AND PLAN OF REORGANIZATION made as of the 30th day of April, 1997, by and between OraLabs, Inc., a Colorado corporation having its principal place of business at 2901 South Tejon Street, Englewood, CO 80110 ("OraLabs"), Gary Schlatter, an individual with a residence at 2135 East Grand Avenue, Englewood, CO 80110 ("Schlatter"), SSI Capital Corp., a New York corporation having its principal place of business at 150 Vanderbilt Motor Parkway, Suite 311, Hauppauge, NY 11788 ("SSI "), Lawrence Kaplan, an individual with an address at 150 Vanderbilt Motor Parkway, Suite 311, Hauppauge, NY 11788 ("Kaplan"), Edmond O'Donnell, an individual with an address at 150 Vanderbilt Motor Parkway, Suite 311, Hauppauge, NY 11788 ("O'Donnell") and Oralmerge Inc., a Colorado corporation having its principal place of business at 2901 South Tejon Street, Englewood, CO 80110 ("Mergerco").

     WHEREAS, SSI is authorized to issue 100,000,000 shares ("SSI Common Shares") of its common stock, par value $.001 per share (the "SSI Common Stock") of which 1,749,541 shares are issued and outstanding (the "Outstanding SSI Common Shares"), and is authorized to issue 1,000,000 shares ("SSI Preferred Shares") of preferred stock, par value $.01 per share (the "SSI Preferred Stock"), of which no shares are issued or outstanding; and

     WHEREAS, OraLabs is authorized to issue 20,000,000 shares (the "OraLabs Shares") of its common stock, no par value per share ("OraLabs Common Stock"), of which 15,597,399 OraLabs Shares are issued and outstanding (the "Outstanding OraLabs Shares") and 20,000,000 shares of Preferred Stock, no par value ("OraLabs Preferred Stock"), of which no shares are issued and outstanding, and

     WHEREAS, Mergerco is a wholly owned subsidiary of SSI and is authorized to issue 100 shares of its common stock, without par value ("Mergerco Shares"), all of which Mergerco Shares are issued and outstanding and owned by SSI, and

     WHEREAS, the respective Boards of Directors of OraLabs and Mergerco (together, the "Constituent Corporations") deem it advisable and generally to the advantage and welfare of OraLabs and Mergerco and their respective shareholders that Mergerco be merged with and into OraLabs under the terms and conditions hereinafter set forth (the "Merger"), the Merger to be effected pursuant to the Colorado Business Corporation Act and to be a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") , and

     WHEREAS, SSI desires to offer, issue and sell in a private placement solely to accredited investors (as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"))(the "Private Placement") 650,000 SSI Common Shares (the "Private Placement Shares") at a price of $.50 per share, as to which Private Placement all parties intend to use their best efforts to consummate within 30 days after the date hereof.

     NOW, THEREFORE, in consideration of the premises, the parties hereto do mutually agree as follows:

     1. Vote on Merger. OraLabs and Mergerco shall each, as soon as practicable but in no event later than 30 days after the execution and delivery hereof, (i) cause a special meeting of its shareholders to be called to consider and vote upon the Merger on the terms and conditions hereinafter set forth, or (ii) obtain such written consent of its shareholders as is necessary to approve the Merger. If the Merger is approved in accordance with the laws of the State of Colorado, subject to the further conditions and provisions of this Agreement, a closing of this Agreement shall be held within five business days thereafter (the "Closing"), and an Articles of

Merger and all other documents or instruments deemed necessary or appropriate by the parties hereto to effect the Merger shall be executed and filed with the Secretary of State of the State of Colorado as promptly as possible thereafter. The Articles of Merger (the "Articles of Merger") so filed shall be substantially in the form of Exhibit A annexed hereto, with such changes therein as the Boards of Directors of OraLabs and Mergerco shall mutually approve.

     2. Representations, Warranties and Covenants by OraLabs and Schlatter. OraLabs and Schlatter, jointly and severally, represent and warrant as follows, except to the extent set forth on Schedule 1 attached hereto:

     (a) OraLabs is, and on the effective date of the Merger (the "Effective Date") will be a duly organized and validly existing corporation in good standing under the laws of the State of Colorado, authorized to issue only the OraLabs Shares and the OraLabs Preferred Stock. There are issued and outstanding, and on the Effective Date there will be issued and outstanding only the Outstanding OraLabs Shares, all of which are, and on the Effective Date will be, duly authorized, validly issued and fully paid and nonassessable. There are no, and on the Effective Date there will be no, issued or outstanding rights, options or warrants to purchase OraLabs Shares or any issued or outstanding securities of any nature convertible into OraLabs Shares. The Outstanding OraLabs Shares have all been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

     (b) OraLabs has, and on the Effective Date will have no subsidiaries.

     (c) OraLabs has, and on the Effective Date will have full power and authority to enter into this Agreement and, subject to any required shareholder approval in accordance with the laws of the State of Colorado, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of OraLabs and, prior to the Closing Date, by the shareholders of OraLabs. This Agreement has been duly executed and delivered by OraLabs and constitutes a valid and binding obligation of each, enforceable against them in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws nor or hereafter in effect relating to creditors' rights.

     (d) OraLabs is qualified as a foreign corporation in all jurisdictions where its business or ownership of assets so requires. The business of OraLabs does not require either to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

     (e) The consolidated financial statements of OraLabs, consisting of its Balance Sheets as at December 31, 1995 and 1994, its Statements of Income (Loss) for the years ended December 31, 1995 and 1994, its Statement of Stockholders' Equity (Deficit in Assets) for the Two Years Ended December 31, 1995, and its Statements of Cash Flows for the years ended December 31, 1995 and 1994, have been audited by independent public accountants and fairly present the financial position, results of operations and other information purported to be shown therein of OraLabs, at the date and for the respective periods to which they apply. The interim financial statements of OraLabs, consisting of its Consolidated Balance Sheet as at December 30, 1996, and its Consolidated Statement of Income, its Consolidated Statement of Stockholders' Equity (Deficit in Assets) and its Consolidated Statement of Cash Flows, for the twelve months ended December 30, 1996, fairly present the financial position, results of operations and other information purported to be shown therein of OraLabs, at the date and for the respective periods to which they apply, subject to normal audit adjustments. All such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved and have been adjusted for all normal and recurring accruals. All such financial statements (together, the "OraLabs Financial Statements") are incorporated in and made a part hereof and have been made part of the OraLabs Offering Information (as hereinafter defined).

     (f) Since December 30, 1996, the business of OraLabs has only been operated in the ordinary course. There has not been, and on the Effective Date there will not have been in the aggregate any material adverse change in the condition, financial or otherwise, of OraLabs from that set forth in the OraLabs Financial Statements, except as expressly provided in writing to SSI by OraLabs.

     (g) Except for (i) transactions occurring in the ordinary course of business, and (ii) as described in writing to SSI by OraLabs, there has not been and on the Effective Date there will not have been any transactions involving OraLabs since December 30, 1996 that might have had or might have a material adverse effect on the business or financial condition of OraLabs, taken as a whole.

     (h) There are, and on the Effective Date will be no liabilities (including, but not limited to tax liabilities) or claims against OraLabs (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the OraLabs Financial Statements which are not described in writing to SSI by OraLabs, other than appraisal rights accruing to shareholders of OraLabs as a result of the Merger, if any, and other than liabilities incurred in the ordinary course of business or taxes incurred on earnings since December 30, 1996.

     (i) All federal, state, county and local income, excise, property and other tax returns required to be filed by OraLabs have been filed and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been established in the OraLabs Financial Statements. The income tax returns of OraLabs have never been audited by any governmental or quasi-governmental authority or public agency empowered to do so.

     (j) Except as provided for in the OraLabs Financial Statements, and except as described in writing to SSI by OraLabs, OraLabs has, and on the Effective Date will have good and marketable title to all of its furniture, fixtures, equipment and other assets as set forth in the OraLabs Financial Statements and such assets are owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature, except as set forth in the OraLabs Financial Statements or in writing to SSI by OraLabs.

     (k) OraLabs is the owner of the inventory as set forth in the OraLabs Financial Statements and has good and marketable title thereto. Such inventory is clean, current and saleable in the ordinary course of business.

     (l) The accounts receivable as set forth in the OraLabs Financial Statements represent amounts due for goods sold or services rendered by OraLabs in the ordinary course of business and, except as reserved for as bad debt in the OraLabs Financial Statements, are presently expected to be collectable in the ordinary course of business.

     (m) A copy of all agreements, contracts, arrangements, understandings and commitments, whether written or oral (collectively, "Contracts"), to which OraLabs is, or on the Effective Date will be a party, or from which OraLabs will receive substantial benefits, and which are material to OraLabs, has been delivered to Mergerco and SSI. OraLabs is not, nor will it be on the Effective Date in material default under any Contract. The validity and enforceability of and rights of OraLabs contained in each such Contract shall not be adversely effected by the Merger or the transactions contemplated hereby.

     (n) There are, and on the Effective Date there will be no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against OraLabs, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to OraLabs' best knowledge, there is no reasonable basis for any other proceeding, claim, action or governmental investigation against OraLabs. OraLabs is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of OraLabs, taken as a whole.

     (o) Except as otherwise disclosed in writing to SSI by OraLabs or on the schedules hereto, since December 30, 1996 there have been, and through the Effective Date there will be (i) no bonuses or extraordinary compensation to any of the officers or directors of OraLabs, (ii) no loans made to or any other transactions with any of the officers or directors of OraLabs or their families,
(iii) no dividends or other distributions declared or paid by OraLabs, and (iv) no purchase by OraLabs of any of its capital shares.

     (p) OraLabs has, and on the Effective Date will have maintained casualty and liability policies and other insurance policies with respect to its business which OraLabs believes are appropriate for OraLabs. Copies of all of the policies of insurance and bonds presently in force with respect to OraLabs, including without limitation those covering properties, buildings, machinery, equipment, worker's compensation, officers and directors and public liability, shall be delivered to Mergerco upon written request. All such insurance is outstanding and in full force and effect, with all premiums thereon duly paid and OraLabs have not received any notice of cancellation of any such policies.

     (q) OraLabs has, and on the Effective Date will have no patents, patent applications, trademarks, trademark registrations or applications therefor, trade names, copyrights, copyright registrations or applications therefor, or other intellectual property, except as set forth and described in writing to SSI by OraLabs.

     (r) Since its inception, OraLabs has, and on the Effective Date will have in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have and would not be expected to have a material adverse effect on OraLabs business or property.

     (s) Except as described in writing to SSI by OraLabs, there are, and on the Effective Date there will be no loans, leases or other Contracts outstanding between OraLabs and any officer or director of OraLabs or any person related to any officer or director of OraLabs. The parties acknowledge that OraLabs and Gary Schlatter are parties to that certain Lease, dated as of September 1, 1995, with respect to the premises known as 2901 South Tejon Street, Englewood, CO (the "Lease"). The terms of the Lease are commercially reasonable for the premises and are comparable to rental and other terms which OraLabs could obtain for similar premises on an arm's-length basis. The Board of Directors of OraLabs has determined that the terms and conditions of the Lease are fair to OraLabs.

     (t) Except as described in writing to SSI by OraLabs, during the past five year period, neither OraLabs, any officer or director of OraLabs, nor any person intended to become an officer or director of OraLabs or as a nominee of OraLabs to become a director of SSI upon the Merger, has been the subject of:

          (1) a petition under the Federal bankruptcy laws or any other insolvency law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

          (2) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

          (3) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

          (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

          (ii) Engaging in any type of business practice; or

          (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

          (4) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

          (5) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "Commission") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

          (6) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated. All items described in clauses (1) through (6) above are collectively referred to herein as "Bad Events."

     (u)raLabs has no pension plan, profit sharing or similar employee benefit plan except the 1997 Stock Plan of OraLabs, Inc., in the form delivered to SSI (the "Stock Plan"). The Stock Plan authorizes the issuance of options to acquire no more than 1,000,000 shares of OraLabs Common Stock.

     (v) Except for the consent and approval of the shareholders of Mergerco and OraLabs and the filing of the Articles of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by OraLabs of this Agreement and (ii) the consummation by OraLabs of the Merger and by OraLabs of the other transactions contemplated hereby.

     (w) OraLabs and Schlatter know of no person who rendered any service in connectionwith the introduction of SSI, Mergerco or OraLabs to each other, other than Kaplan, O'Donnell and Lawrence Fleishman (the "Finders"), who are being compensated through a separate agreement between themselves and SSI, and that they know of no claim by anyone other than the Finders for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

     (x) No employees of OraLabs are on strike or threatening any strike or work stoppage. OraLabs has no obligations under any collective bargaining or labor union agreements. OraLabs is not involved in any material controversy with any of its employees or any organization representing any of its employees.

     (y) A true and complete list of each bank account, lock box and safe deposit box maintained by OraLabs and the names of persons authorized to draw thereon or withdraw therefrom has been provided to Mergerco.

     (z) None of the information supplied or to be supplied by or about OraLabs for inclusion or incorporation by reference in the OraLabs Offering Information or in any information supplied to Schlatter concerning the Merger contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (aa) The execution and delivery by OraLabs of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by OraLabs will not conflict with, result in a breach of or constitute a default under any indenture, mortgage, deed of trust or other agreement, instrument or Contract to which OraLabs is now a party or by which it or any of its assets or properties is bound or the Certificate of Incorporation, as amended, or the bylaws of OraLabs, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over OraLabs or any of their respective business or properties.

     (bb) The 1990 partnership agreement of Amazing White, Ltd. (the "Partnership"), as to which OraLabs was a general partner, has been terminated in all respects, and OraLabs has no liabilities or obligations resulting from the Partnership either to third parties, to the Partnership or to any partner or former partner of the Partnership.

     (cc) Through the date hereof, OraLabs has no loans outstanding from Colorado Community First National Bank of Englewood, Colorado pursuant to its line of credit with such bank.

     (dd) OraLabs' consulting agreement with Chris Farnsworth (the "Farnsworth Agreement") has been terminated in all respects, and OraLabs has no liabilities or obligations resulting from the Farnsworth Agreement.

     (ee) The shareholders agreement, dated August 1, 1990, by and among Schlatter and two other individuals (the "Shareholders Agreement") has been terminated in all respects, and neither OraLabs nor Schlatter has any liabilities or obligations resulting from the Shareholders Agreement.

     (ff) The Ice Drops (R) product and name are validly owned by OraLabs, and were not sold to DEN-MAT Corporation ("DEN-MAT") in the Asset Purchase Agreement by and between DEN-MAT and OraLabs dated April 6, 1994.

     (gg) OraLabs has duly and validly obtained all industrial alcohol user permits and related permits, consents and approvals for its use of spirits in its products.

     3. Representations and Warranties relating to Mergerco. Mergerco and SSI, jointly and severally, represent and warrant as follows:

     (a) Mergerco is, and on the Effective Date will be a duly organized and validly existing corporation in good standing under the laws of the State of Colorado, authorized to issue only the Mergerco Shares. On the Effective Date there will be issued and outstanding all of the Mergerco Shares which shall be fully paid and nonassessable and which shall be owned by SSI. There are no, and on the Effective Date there will be no issued or outstanding options or warrants to purchase Mergerco Shares or any issued or outstanding securities of any nature convertible into Mergerco Shares.

     (b) Mergerco has been organized solely for the purpose of consummating the Merger and, since its inception, Mergerco has had no business activity of any nature other than those related to its organization or as contemplated by this Agreement.

     (c) Mergerco has, and on the Effective Date will have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of Mergerco.

     (d) Mergerco is, and on the Effective Date will be duly authorized, qualified, and licensed under any and all applicable laws, regulations, ordinances, or orders of public authorities to carry on its business in the places and in the manner as presently conducted or as contemplated in this Agreement. The business of Mergerco does not require it to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act and the Investment Advisers Act of 1940, each as amended.

     (e) Mergerco has, and on the Effective Date will have no subsidiaries.

     (f) Except for (i) the incurring of expenses of its organization, (ii) the issuance of the Mergerco Shares to SSI, (iii) the incurring of expenses relating to this Agreement and the consummation of the transactions contemplated by this Agreement, and (iv) the consummation of the Merger, Mergerco has had, and on the Effective Date will have had no business and no financial or other transactions of any nature whatsoever.

     (g) Mergerco has, and on the Effective Date will have no liabilities (including, but not limited to, tax liabilities) nor are there, or on the Effective Date will there be, any claims against Mergerco (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) except for liabilities for its organization expenses or expenses incurred in connection with the Merger.

     (h) All federal, state, county and local income, excise, property or other tax returns required to be filed by Mergerco have been filed and all required taxes, fees or assessments have been paid.

     (i) Mergerco has, and on the Effective Date will have no fixtures, furniture, equipment, inventory or accounts receivable.

     (j) Mergerco has, and on the Effective Date will have no contracts and commitments to which it is, or on the Effective Date will be a party, except for this Agreement and other documents and instruments contemplated hereby in connection with the Merger.

     (k) There are, and on the Effective Date there will be no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Mergerco, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Mergerco's and SSI's best knowledge, there is no reasonable basis for any other proceeding, claim, action or governmental investigation against Mergerco. Mergerco is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Mergerco.

     (l) Since the inception of Mergerco there have been, and to the Effective Date there will be (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Mergerco; (ii) no loans made to or any transactions with any officer or director of Mergerco; (iii) no dividends or other distributions declared or paid by Mergerco; and (iv) no purchase by Mergerco of any Mergerco Shares.

     (m) Since its inception, Mergerco has not issued or committed itself to issue, and to the Effective Date will not issue or commit itself to issue any Mergerco shares or any options, rights, warrants, or other securities convertible into Mergerco Shares except for the issuance of the Mergerco Shares to SSI.

     (n) Mergerco has no patents, patent applications, trademarks, trademark registrations, tradenames, copyrights, copyright registrations or applications therefor.

     (o) Since its inception, Mergerco has, and on the Effective Date, will have in all material respects conducted its affairs in compliance with all applicable laws, rules and regulations.

     (p) During the past five year period, no officer or director of Mergerco has been the subject of any Bad Event.

     (q) Mergerco has no pension plan, profit sharing or similar employee benefit plan.

     (r) Except for the consent and approval of the shareholders of Mergerco and OraLabs and the filing of the Articles of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Mergerco of this Agreement and (ii) the consummation by Mergerco of the Merger and the other transactions contemplated hereby.

     (s) Mergerco knows of no person who rendered any service in connection with the introduction of SSI, Mergerco or OraLabs to each other, other than the Finders, who are being compensated through a separate agreement between themselves and SSI, and that they know of no claim by anyone other than the Finders for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

     (t) Mergerco has no employees.

     (u) The execution and delivery by Mergerco of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Mergerco will not conflict with, result in a breach of or constitute a default under any indenture, mortgage, deed of trust or other agreement, instrument or Contract to which Mergerco is now a party or by which it or any of its assets or properties is bound or the Certificate of Incorporation, as amended, or the bylaws of Mergerco, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Mergerco or any of its business or properties. 4. Representations and Warranties relating to SSI. SSI and Mergerco, jointly and severally, and each of O'Donnell and Kaplan, severally and not jointly, represent and warrant as follows:

     (a) SSI is a duly organized and validly existing corporation in good standing under the laws of the State of New York, authorized to issue only 100,000,000 shares of SSI Common Stock and 1,000,000 shares of SSI Preferred Stock. SSI, on the Effective Date, will be a duly organized and validly existing corporation in good standing under the laws of the State of New York, authorized to issue only 100,000,000 shares of SSI Common Stock and 1,000,000 shares of SSI Preferred Stock. On the Effective Date but prior to the consummation of the Private Placement there will be issued and outstanding 1,749,541 shares of SSI Common Stock and no shares of SSI Preferred Stock, all of which issued and outstanding shares will be fully paid and nonassessable. Except as contemplated by this Agreement, there are no, and on the Effective Date there will be no issued or outstanding options, warrants or other rights, contingent or otherwise, to purchase or acquire shares of SSI Common Stock or any issued or outstanding securities of any nature convertible into shares of SSI Common Stock. No preemptive rights or cumulative voting rights exist as to any shares of SSI Common Stock or SSI Preferred Stock. To the Company's knowledge, there are no voting trust, voting rights or similar agreements existing with respect to any shares of SSI Common Stock or SSI Preferred Stock except as contemplated hereby.

     (b) Since its emergence from bankruptcy in July 1991, the business of SSI has been limited to the search for an acquisition or merger partner and, except for transactions related thereto or activities related to its obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it has not engaged in any other business or activity.

     (c) SSI is, and on the Effective Date will be duly authorized, qualified and licensed under any and all applicable laws, regulations, ordinances, or orders of public authorities to carry on its business in the places and in the manner as presently conducted. The business of SSI does not require it to be registered as an investment company or investment advisor as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.

     (d) SSI has, and on the Effective Date will have no subsidiaries except for Mergerco.

     (e) The financial statements of SSI, consisting of its Balance Sheets as at November 30, 1996, 1995 and 1994, and its Statement of Operations, its Statement of Stockholders' Equity and its Statement of Cash Flows from July 1991 (inception) to November 30, 1996, all together with accompanying notes, have been audited by independent public accountants and fairly present the financial position, results of operations and other information purported to be shown therein of SSI, at the date and for the respective periods for which they apply. The interim financial statements of SSI, consisting of its Balance Sheet as at August 31, 1996, its Statement of Income, Statement of Stockholders' Equity and Statement of Cash Flows for the period from inception to August 31, 1996, fairly present the financial position, results of operations and other information purported to be shown therein of SSI, at the date and for the respective periods to which they apply. All such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved and have been adjusted for all normal and recurring accruals. All such financial statements (together, the "SSI Financial Statements") have been delivered to OraLabs and are true and complete in all respects.

     (f) Since November 30, 1996, the business of SSI, as described in SSI's Form 10-K Annual Report for the year ended November 30, 1996, has only been operated in the ordinary course. There has not been, and on the Effective Date there will not have been any material change in the financial condition of SSI from that set forth in the SSI Financial Statements except for (i) transactions in the ordinary course of business and (ii) transactions relating to this Agreement, and the incurring of expenses or liabilities relating to this Agreement.

     (g) There are, and on the Effective Date will be no liabilities (including, but not limited to, tax liabilities) or claims against SSI (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) not appearing on the SSI Financial Statements, except for
(i) liabilities for expenses incurred relating to this Agreement and the consummation of the transactions contemplated by this Agreement (ii) liabilities and commitments incurred or made in the ordinary course of SSI's business or taxes incurred on earnings since November 30, 1996.

     (h) All federal, state, county and local income, excise, property or other tax returns required to be filed by SSI have been filed and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been set up in the SSI Financial Statements.

     (i) SSI has, and on the Effective Date will have no fixtures, furniture, equipment, inventory or accounts receivable.

     (j) SSI, has, and on the Effective Date will have no Contracts to which it is, or on the Effective Date will be a party, except (i) as described in the SSI Financial Statements, (ii) to the extent related to filing and other requirements associated with SSI's obligations under the Exchange Act and (iii) to the extent related to SSI's bankruptcy proceedings which were completed in July 1991.

     (k) There are, and on the Effective Date there will be no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against SSI, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Mergerco's and SSI's best knowledge, there is no reasonable basis for any other proceeding, claim, action or governmental investigation against SSI. SSI is not a party to any order, judgment or decree which will, or might reasonably be expected to, adversely affect the business, operations, properties, assets or financial condition of SSI.

     (l) Since November 30, 1996, there have been, and to the Effective Date there will be (i) no salaried or otherwise compensated employees and no payments made to any officer or director of SSI; (ii) no loans made to or transactions with any officer or director of SSI; (iii) no dividends or other distributions declared or paid by SSI; and (iv) no purchase by SSI of any of its common shares.

     (m) Since November 30, 1996, SSI has not issued or committed itself to issue, and to the Effective Date will not issue or commit itself to issue any additional common shares or any options, rights, warrants, or other securities convertible into common shares, except as contemplated by this Agreement.

     (n) SSI has furnished to OraLabs true and complete copies, including exhibits and, as applicable, amendments thereto, of (i) SSI's Registration Statement for its initial public offering; (ii) the Prospectus contained therein; (iii) [intentionally omitted] (iv) SSI's Annual Reports on Form 10-K for the years ended November 30, 1996, 1995 and 1994; (v) SSI's Quarterly Report on Form 10-Q for the quarters ended February 29, 1996, May 31, 1996 and August 31, 1996; (vi) upon written request by OraLabs, copies of all correspondence with the Securities and Exchange Commission in connection with SSI's initial public offering; (vii) upon written request by OraLabs, copies of all documents filed pursuant to state "blue sky" laws and rules and regulations promulgated thereunder and copies of all correspondence with state agencies having jurisdiction over the offer and sale of share of SSI Common Stock; and (viii) all materials relating to SSI's proceedings in bankruptcy.

     (o)  SSI  has  no  patents,  patent  applications,   trademarks,  trademark
registrations, trade names, copyrights, copyright registrations or applications therefor.

     (p) Since its emergence from bankruptcy in July 1991, and, to SSI's knowledge, prior thereto, SSI has, and on the Effective Date, will have in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations.

     (q) There are, and on the Effective Date there will be no loans, leases or other contracts outstanding between (i) SSI and (ii) any officer or director of SSI or any person related to any officer or director of SSI.

     (r) No current officer or director of SSI has been the subject of any Bad Event.

     (s) SSI has no pension plan, profit sharing or similar employee benefit plan.

     (t) Except for the consent and approval of the shareholders of Mergerco and OraLabs and the filing of a Articles of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by SSI of this Agreement and (ii) the consummation of the Merger and the other transactions contemplated hereby.

     (u) SSI knows of no person who rendered any service in connection with the introduction of SSI, Mergerco or OraLabs to each other, other than the Finders, who are being compensated through a separate agreement between themselves and

SSI, and that it knows of no claim by anyone other than the Finders for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

     (v) SSI has no employees.

     (w) None of the information supplied or to be supplied by or about SSI in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (x) The execution and delivery by SSI of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by SSI will not conflict with, result in a breach of or constitute a default under any indenture, mortgage, deed of trust or other agreement, instrument or Contract to which SSI is now a party or by which it or any of its assets or properties is bound or the Certificate of Incorporation, as amended, or the bylaws of SSI, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over SSI or any of its business or properties.

     (y) All issuances of securities contemplated to be issued by SSI's Amended Plan of Reorganization dated June 15, 1990 (the "Plan") were duly and validly issued.

     (z) SSI attempted to make payments of approximately $25,000 (the "Uncollected Funds") to creditors under the Plan where checks were returned to SSI as undeliverable. While no final determination has been made, SSI believes that the Uncollected Funds might have escheated to the State of New York and may be required to be delivered thereto. OraLabs confirms that it is consummating the Merger regardless of whether the Uncollected Funds do or do not escheat to the State of New York.

     (aa) Neither Kaplan, O'Donnell nor SSI is aware of any contingent or other liabilities accruing to SSI by virtue of its one-time interest in LPG Standardbred Associates, Inc. or Niavest, L.P.

     (bb) To the best knowledge of Kaplan, O'Donnell and SSI, the form of By-laws filed as an exhibit to SSI's Registration Statement on Form S-18 represent the current By-laws of SSI, and to such individuals' and entities' knowledge, such By-laws have not been modified or amended since their adoption.

     5. Representations to Survive Closing. All of the representations and warranties contained in this Agreement (including all statements contained in any certificate or other instrument delivered by or on behalf of OraLabs, SSI or Mergerco pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Closing.

     6. Surviving Corporation. The surviving corporation shall be OraLabs. Its name, identity, certificate of incorporation, by-laws, existence, purposes, powers, objects, franchises, rights and immunities shall be unaffected and unimpaired by the Merger, except as described in the Articles of Merger.

     7. Treatment of Shares of Constituent Corporations. The terms and conditions of the Merger, the mode of each of the Constituent Corporations and SSI carrying the same into effect, and the manner and basis of converting the common shares and other securities of each of the Constituent Corporations are as follows:

          (a) All Mergerco Shares currently issued and outstanding to SSI shall be converted into an equal number of OraLabs Shares by virtue of the Merger and without any action on the part of the holder thereof on the basis of one OraLabs Common Share for each Mergerco Share. After the Effective Date, SSI, as the holder of Mergerco Shares outstanding prior to the Merger shall be entitled upon surrender to receive from OraLabs a certificate representing the number of OraLabs Shares to which such holder shall be entitled for each Mergerco Share so surrendered. Until so surrendered, the outstanding certificates which, prior to the Effective Date, represented Mergerco Shares shall be deemed for all corporate purposes to evidence ownership of OraLabs Shares into which such Mergerco Shares shall have been converted.

          (b) The 15,597,399 Outstanding OraLabs Shares shall be converted by virtue of the Merger, and at the Effective Date, into a total of 15,597,399 SSI Common Shares without any action on the part of the holders thereof on the basis of one SSI Common Share for each OraLabs Common Share. After the Effective Date, each holder of OraLabs Shares outstanding prior to the Merger shall be entitled upon surrender to receive from SSI a certificate representing the number of SSI Common Shares to which such holder shall be entitled for each OraLabs Common Share so surrendered, which certificate shall contain any appropriate restrictive legend concerning the resale of such SSI Common Shares. Until so surrendered, the outstanding certificates which, prior to the Effective Date, represented OraLabs Shares shall be deemed for all corporate purposes to evidence ownership of SSI Common Shares into which such OraLabs Shares shall have been converted. Upon such surrender, the OraLabs Shares so surrendered shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.

Fractional shares shall be determined based upon the total shares held by each holder, regardless of the number of certificates representing such OraLabs Shares. SSI also shall assume all obligations to issue shares under the Stock Plan, such assumption to be on a share-for-share basis and be subject, as to incentive stock options under the Stock Plan, to any required shareholder approval of SSI.

          (c) There shall be no change in the ownership of the Outstanding SSI Common Shares from that in existence immediately prior to the Merger.

          (d) The separate existence and corporate organization of Mergerco, except insofar as it may be continued by statute, shall cease on Effective Date and OraLabs shall become a wholly owned subsidiary of SSI.

     8. Finder; Lock-ups. (a) In consideration for the assistance of the Finders in introducing certain of the parties to the Merger, SSI at the Closing shall issue and deliver to the Finders, as and for their finders' fee, a total of 250,000 SSI Common Shares as follows: (A) Kaplan, 156,250 shares, (B) Lawrence Fleishman, 46,875 shares and (C) O'Donnell, 46,875 shares ("Finder's Fee Shares"). In connection therewith, the recipients acknowledge hereby or by separate letter that the Finder's Fee Shares are being acquired for investment only and not with a view to the public sale or distribution thereof. Each such person shall further consent to the placing of an appropriate investment legend thereon. Schlatter hereby agrees to cause SSI to cause the Finder's Fee Shares to be so issued and delivered directly to the Finders or its designees upon consummation of the Merger. All such issuances to the Finders or its designees shall be in compliance with applicable securities laws and regulations.

          (b) Each of Kaplan and O'Donnell shall, prior to Closing, execute and deliver "lock-up" agreements (the "SSI Lock-Ups"), in form and substance satisfactory to the parties hereto and Messrs. Kaplan and O'Donnell, pursuant to which one-half of each of their holdings of SSI Common Stock (in the case of Kaplan, 294,853 shares, in the case of O'Donnell, 297,053 shares) will not be sold, transferred or otherwise disposed of for one year after the Effective Date, except to the extent such restriction is waived by OraLabs.

     9. [intentionally omitted]

     10. Rights and Liabilities of Surviving Corporation. On and after the Effective Date, OraLabs, as the surviving corporation, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of the Constituent Corporations; all debts due to either of the Constituent Corporations on whatever account shall be vested in OraLabs; all claims, demands, property, rights, privileges, powers, and franchises and every other interest of either of the Constituent Corporations shall be as effectively the property of OraLabs as they were of the respective Constituent Corporations; the title to any real estate by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but shall be vested in OraLabs; all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Date; all debts, liabilities, and duties of the respective Constituent Corporations shall thenceforth attach to OraLabs and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and OraLabs shall indemnify and hold harmless SSI and the officers and directors of each of the Constituent Corporations against all such debts, liabilities, and duties and against all claims and demands arising out of the Merger, exclusive of such that arise as a primary and direct result of the Private Placement or a breach by SSI of any of its obligations or representations and warranties herein.

     11. Further Assurances of Title. As and when requested by OraLabs or by its successors or assigns, Mergerco shall execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as OraLabs may deem necessary or desirable in order to vest in and confirm to OraLabs title to and possession of its property acquired by OraLabs by reason or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of Mergerco and OraLabs are fully authorized in the name of Mergerco, OraLabs or otherwise to take any and all such action.

     12. Conditions of Obligations of Mergerco and SSI. The obligation of Mergerco and SSI to consummate the Merger is subject to the following conditions prior to the Effective Date:

          (a) That OraLabs has suffered no uninsured loss on account of fire, flood, accident, or other calamity of such a character as to interfere materially with the continuous operation of its business or materially affect adversely its condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

          (b) That no material transactions shall have been entered into by OraLabs other than transactions in the ordinary course of business between December 30, 1996 and the Effective Date, other than as referred to in this Agreement or in the schedules annexed, except with the prior written consent of Mergerco.

          (c) Except as disclosed in this Agreement or in the schedules annexed, that no material adverse change in the aggregate shall have occurred in the financial condition of OraLabs since December 30, 1996.

          (d) That none of the properties or assets of OraLabs shall have been sold or otherwise disposed of other than in the ordinary course of business during such period, except with the written consent of Mergerco.

          (e) That OraLabs shall have performed and complied with the provisions and conditions of this Agreement on their respective part to be performed and complied with, and that the representations and warranties made by OraLabs and Schlatter in this Agreement are true and correct, both when made and as of the Effective Date.

          (f) That this Agreement and the transactions contemplated hereby shall have been approved by appropriate corporate action of OraLabs and that corporate votes and resolutions to that effect in form and substance reasonably satisfactory to Mergerco and its counsel have been delivered to Mergerco.

          (g) That there shall have been full compliance with the applicable securities or "blue sky" laws and regulations of any state or other governmental body having jurisdiction over the Merger.

          (h) That the parties shall have used their best efforts and hereby agree to use their best efforts after the Effective Date to consummate the Private Placement within 30 days thereafter.

          (i) That Mergerco and SSI shall have received an opinion from counsel to OraLabs in form satisfactory to SSI's and Mergerco's counsel, that

          (1) OraLabs has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Colorado with full corporate power and authority to own and operate its properties and to carry on its current and proposed business. OraLabs is not qualified as a foreign corporation in any other jurisdiction and the failure to so qualify does not have a material adverse effect on the business, properties or operations of OraLabs.

          (2) OraLabs has an authorized and outstanding capitalization as described in this Agreement.

          (3) The Outstanding OraLabs Shares are the only shares of outstanding capital stock of OraLabs, to such counsel's best knowledge have been duly and validly issued and are fully paid and non-assessable and to such counsel's best knowledge do not have any preemptive rights, subscription rights, rights of first refusal or similar rights applicable thereto. Based upon a review of OraLabs' stock records, the only shareholders of record of OraLabs are Schlatter, [fill in additional names] and, to such counsel's best knowledge, the only beneficial owners of OraLabs Shares other than the beneficial owners of interests in Schlatter.

          (4) This Agreement has been duly authorized, executed and delivered by OraLabs and is a valid and binding obligation of OraLabs legally enforceable against OraLabs in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights now or hereafter in effect and to general equitable principles.

          (5) Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions herein contemplated, nor compliance with the terms hereof by OraLabs, do or will conflict with or result in a breach of (any of the following in a manner which might have a material adverse effect on the business of OraLabs or might restrict or impair OraLabs' ability to consummate the transactions): (i) any of the terms or provisions of, or constitute a default under the Certificate of Incorporation, as amended, or the Bylaws, as amended, of OraLabs; or (ii) any indenture, mortgage, deed of trust or other agreement or instrument to which such counsel knows, after due inquiry of the officers and directors of OraLabs, OraLabs is a party or by which, to the knowledge of such counsel after due inquiry of the officers and directors of OraLabs, it or any of its assets or properties is bound; and (iii) any of the terms or provisions of, or constitute a default under any law, order, rule or regulation, judgment, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over OraLabs or its business or any of its properties, to which such counsel knows, after due inquiry of the officers and directors of OraLabs, it or any of its assets is subject. No consent, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the consummation of the Merger, except under state securities or "blue sky" laws, as to which no opinion is expressed.

          (6) This Agreement and the transactions contemplated hereby have been duly authorized by appropriate corporate action of OraLabs and that upon consummation of the Merger, SSI will be the sole owner of all of the issued and outstanding common shares and other capital stock of OraLabs; and there will be no other outstanding OraLabs Shares, no outstanding rights, options or warrants to purchase OraLabs Shares, and no outstanding securities of any nature convertible into OraLabs Shares, including without limitation any OraLabs Preferred Shares, except for shares to be issued upon exercise of stock options pursuant to the Stock Plan.

          (7) Based upon a review of the stock records of OraLabs and upon certificates of officers of OraLabs, there have been no purchasers of OraLabs' securities during the period commencing six months prior to the date of this Agreement and ending on the Effective Date except to those individuals referred to in Paragraph 3 of such opinion.

          (8) The business of OraLabs does not require it to be registered as an investment company or an investment adviser under the Investment Company Act of 1940 or the Investment Advisers Act of 1940.

          (9) OraLabs has in all respects terminated its status as a Subchapter S corporation and is a valid and subsisting Subchapter C corporation.

          (j) The Employment Agreement contemplated to be entered into by and between Gary Schlatter and SSI, including a three-year term and a one-year noncompetition clause in the event of termination or expiration thereof and in the form annexed hereto as Exhibit B (the "Schlatter Employment Agreement") shall have been executed and delivered by the parties thereto.

          (m) SSI shall have authorized the granting of no more than 450,000 options to purchase OraLabs Common Shares or SSI Common Shares to key employees or others at an exercise price of $.50 per share (the "SSI Options"), such share numbers and exercise price being subject to adjustment in the event of stock splits, stock dividends, recapitalizations and the like.

          (n) [Intentionally omitted.]

          (o) OraLabs shall have terminated its status as a Subchapter "S" corporation under the Code and shall be a valid and subsisting "C" corporation on the Effective Date.

          (p) The SSI Lock-Ups shall have been executed and delivered by the parties thereto.

     Compliance with the provisions of this paragraph shall be evidenced by the certificate of the President and Secretary of OraLabs.

     13. Conditions of Obligations of OraLabs. The obligations of OraLabs to consummate the Merger are subject to the following conditions prior to the Effective Date:

          (a) That neither Mergerco nor SSI shall have suffered any loss on account of fire, flood, accident, or other calamity of such a character as to interfere materially with the continuous operation of its business or materially affect adversely its condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

          (b) That no material transactions shall have been entered into by Mergerco or SSI other than transactions in the ordinary course of business since November 30, 1996, other than as referred to in this Agreement, except with the prior written consent of OraLabs.

          (c) That no material adverse change shall have occurred in the financial condition of either Mergerco or SSI since November 30, 1996 other than as referred to in this Agreement.

          (d) That none of the properties or assets of Mergerco or SSI shall have been sold or otherwise disposed of other than in the ordinary course of business since November 30, 1996, except with the written consent of OraLabs.

          (e) That Mergerco and SSI shall each have performed and complied with the provisions and conditions of this Agreement on its part to be performed and complied with and that the representations and warranties made by Mergerco and SSI herein are true and correct.

          (f) That SSI's Board of Directors, other than Lawrence Kaplan, shall have resigned as directors and officers effective upon the Merger, immediately after such resignations, Lawrence Kaplan shall elect Gary Schlatter and Suzan

Schlatter as directors to fill the vacancies created by such resignations, and Lawrence Kaplan thereupon shall resign as a director and officer.

          (g) That the parties shall have used their best efforts and hereby agree to use their best efforts after the Effective Date to consummate the Private Placement within 30 days thereafter.

          (h) That OraLabs shall have received an opinion from counsel to SSI and Mergerco in form satisfactory to OraLabs' counsel, provided, that OraLabs' counsel shall provide that portion of the opinion relating to Mergerco; that

          (1) Mergerco has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Colorado with full corporate power and authority to own and operate its properties and to carry on its current and proposed business. Mergerco is not qualified as a foreign corporation in any other jurisdiction and the failure to so qualify does not have a material adverse effect on the business, properties or operations of Mergerco.

          (2) SSI has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of New York with full corporate power and authority to own and operate its properties and to carry on its current and proposed business. SSI is not qualified as a foreign corporation in any other jurisdiction and the failure to so qualify does not have a material adverse effect on the business, properties or operations of SSI.

          (3) All of the issued and outstanding SSI Common Shares, as well as the SSI Common Shares to be issued to Mergerco and the Finders as contemplated by this Agreement, have been or will be duly authorized and validly issued, represent fully paid and nonassessable SSI Common Shares, and to such counsel's knowledge do not have any preemptive rights, subscription rights, rights of first refusal or similar rights applicable thereto. Each of SSI and Mergerco has an authorized and outstanding capitalization as described in this Agreement.

          (4) The Outstanding Mergerco Shares have been duly authorized and validly issued, are fully paid and non-assessable and represent all of the capital shares of Mergerco.

          (5) This Agreement has been duly authorized, executed and delivered by SSI and Mergerco and is a valid and binding obligation of Mergerco and SSI, legally enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights now or hereafter in effect and to general equitable principles.

          (6) This Agreement and the transactions contemplated hereby have been duly authorized by appropriate corporate action of Mergerco and SSI and no shareholder of SSI is entitled to appraisal rights with respect to the Merger contemplated by this Agreement.

          (7) Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions herein contemplated, nor compliance with the terms hereof by SSI, do or will conflict with or result in a breach of (any of the following in a manner which might have a material adverse effect on the business of SSI or might restrict or impair SSI' ability to consummate the transactions): (i) any of the terms or provisions of, or constitute a default under the Certificate of Incorporation, as amended, or the Bylaws, as amended, of SSI; or (ii) any indenture, mortgage, deed of trust or other agreement or instrument to which such counsel knows, after due inquiry of the officers and directors of SSI, SSI is a party or by which, to the knowledge of such counsel after due inquiry of the officers and directors of SSI, it or any of its assets or properties is bound; and (iii) any of the terms or provisions of, or constitute a default under any law, order, rule or regulation, judgment, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over SSI or its business or any of its properties, to which such counsel knows, after due inquiry of the officers and directors of SSI, it or any of its assets is subject. No consent, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the consummation of the Merger, except under state securities or "blue sky" laws, as to which no opinion is expressed.

          (i) The Schlatter Employment Agreement shall have been executed and delivered by the parties thereto.

          (j) SSI shall have authorized the granting of the SSI Options.

          (k) [Intentionally omitted.]

          (l) The SSI Lock-Ups shall have been executed and delivered by the parties thereto.

          (m) The officers and directors of SSI shall have resigned their positions effective upon the Merger after increasing the size of the SSI Board of Directors to six persons and electing three individuals chosen by OraLabs to fill such vacancies effective upon the Merger.

          (n) Immediately prior to the effectiveness of the Merger, but without giving effect to the consummation of the Private Placement, SSI will have a net worth (assets less liabilities) of at least $155,000, with cash of at least $180,000.

     Compliance with the provisions of this paragraph shall be evidenced by the certificate of the President and Secretary of SSI and the certificate of the President and Secretary of Mergerco, each as to itself, to be delivered at Closing.

     14. Abandonment. This Agreement and the Merger may be abandoned (a) by either Constituent Corporation, acting by its Board of Directors, at any time prior to its adoption by the shareholders of both of the Constituent Corporations as provided by law, (b) by either Constituent Corporation, acting by its Board of Directors, at any time in the event of the failure of any condition in favor of such Constituent Corporation to which the consummation of the Merger is subject, or (c) by the mutual consent of the Constituent Corporations, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the Effective Date. In the event of abandonment of this Agreement, the same shall become wholly void and of no effect and there shall be no further liability or obligation hereunder on the part of either of the Constituent Corporations, its Board of Directors or any other party to this Agreement.

     15. Private Placement; Closing or Termination. The closing of this Agreement shall take place prior to the closing of the Private Placement. The parties agree to use their best efforts to consummate the Private Placement within 30 days after the Effective Date. In the event the Closing of this Agreement shall not take place by June 1, 1997, then any party shall have the right to terminate this Agreement (unless such failure to close shall be the fault of such terminating party) in which event no party shall have any further right or obligation as against any other.

     16. Delivery of Corporate Proceedings of SSI. At the Closing, SSI shall deliver to OraLabs' counsel the originals of all of the corporate proceedings of SSI, duly certified by its Secretary, relating to this Agreement.

     17. Delivery of Corporate Proceedings of Mergerco. At the Closing, Mergerco shall deliver to OraLabs' counsel the originals of all of the corporate proceedings of Mergerco, duly certified by its Secretary, relating to this Agreement.

     18. Delivery of Corporate Proceedings of OraLabs. At the Closing, OraLabs shall deliver to Mergerco's counsel a copy of its corporate proceedings relating to this Agreement or taken pursuant to the provisions of this Agreement duly certified by its Secretary.

     19. Further Agreements. Within 15 days after the Effective Date, SSI shall file an appropriate Form 8-K Current Report with respect to the Merger pursuant to the Securities Exchange Act of 1934, as amended. SSI shall thereafter file such audited and other financial statements pursuant to the requirements of Form 8-K, such financial statements to be filed within the time period set forth in Form 8-K.

     20. Preparation of Private Placement Documents. The parties hereto hereby acknowledge to each other that those portions of the offering materials relating to the Private Placement which relate to OraLabs' business (the "OraLabs Offering Information") have been prepared by OraLabs and its counsel and that neither SSI, Mergerco, the Finders nor their counsel, officers, directors, affiliates or associates has participated in the preparation thereof. OraLabs and Schlatter agree to indemnify and hold harmless SSI, Mergerco, the Finders, their counsel, officers, directors, affiliates and associates, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or at common law and to reimburse persons indemnified as above for any legal or other expense (including the cost of any investigation and preparation and reasonable attorneys' fees and expenses) incurred by them in connection with any litigation or threatened litigation, whether or not resulting in any liability, but only insofar as such losses, claims, liabilities and litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact required to be stated in the OraLabs Offering Information or necessary to make the statements therein not misleading, or omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided however, that this indemnity shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of OraLabs, which consent shall not be unreasonably withheld or delayed, nor shall it apply in respect of any such losses, claims, damages, liabilities or actions arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to OraLabs by SSI or Mergerco specifically for use in connection with the preparation of the OraLabs Offering Information or any such amendment thereof or supplement thereto. SSI, Kaplan and O'Donnell each agrees to indemnify, in the same manner as indicated above, OraLabs and its counsel, officers, directors, affiliates and associates with respect to those portions of the OraLabs Offering Information which relate to SSI and with respect to the actions or omissions of SSI or its agents with respect to the conduct of the offering.

     21. Limitation of Liability. The representations and warranties made by any party to this Agreement are intended to be relied upon only by the other parties to this Agreement and by no other person. Nothing contained in this Agreement shall be deemed to confer upon any person not a party to this Agreement any third party beneficiary rights or any other rights of any nature whatsoever, other than the Finders, and only to the extent expressly referred to herein.

     22. Further Instruments and Actions. Each party shall deliver such further instruments and take such further action as may be reasonably requested by any other in order to carry out the intents and purposes of this Agreement.

     23. Governing Law. This Agreement is being delivered and is intended to be performed in the State of New York and shall be construed and enforced in accordance with the laws of such State.

     24. Notices. All notices or other communications to be sent by any party to this Agreement to any other party to this Agreement shall be sent by certified mail (which shall be deemed received three days after depositing with the U.S. mails), nationwide overnight delivery service (which shall be deemed received one business day after deposit) or by personal delivery (which shall be deemed received upon delivery thereof) to the addresses hereinbefore designated, or such other addresses as may hereafter be designated in writing by a party.

     25. Binding Agreement. This Agreement represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the party to be charged.

     26. Counterparts. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.

     27. Severability. The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions hereof.

     28. Tax-Free Reorganization. The parties intend that the Merger constitute a tax-free reorganization under Section 368(a)(1)(A) of the Code.

     29. Press Releases and Announcements. Neither party shall make any announcement or press release concerning the transactions contemplated hereby without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed. Nothing herein, however, shall restrict any party from discharging any legal obligations to make any such disclosure, including any obligations under the Exchange Act.

     30. Joint Drafting. This Agreement shall be deemed to have been drafted jointly by the [remainder of page intentionally left blank]
\
\
\
\

\
\
\
parties hereto, and no inference or interpretation against any party shall be made solely by virtue of such party allegedly having been the draftsperson of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.

                                     ORALABS, INC.


                                     By: /S/  GARY SCHLATTER
                                         ---------------------------------------
                                           Gary Schlatter, President

                                     SSI CAPITAL CORP.


                                     By: /S/  EDMOND O'DONNELL
                                        ----------------------------------------
                                           Edmond O'Donnell, President

                                     ORALMERGE INC.


                                     By: /S/  GARY SCHLATTER
                                        ---------------------------------------
                                           Gary Schlatter, President

                                     /S/  GARY SCHLATTER
                                     -------------------------------------------
                                     GARY SCHLATTER, individually


                                     /S/  LAWRENCE KAPLAN
                                     -------------------------------------------
                                     LAWRENCE KAPLAN, individually

                                     /S/  EDMOND O'DONNELL
                                     -------------------------------------------
                                     EDMOND O'DONNELL, individually

                                   SCHEDULE 1

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Being delivered separately and incorporated by reference herein.

                                INDEX TO EXHIBITS



EXHIBIT A         ARTICLES OF MERGER

EXHIBIT B         EMPLOYMENT AGREEMENT OF GARY SCHLATTER

                    IDENTIFICATION OF SCHEDULES OMITTED FROM
                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

     Schedule A and Exhibit A have been omitted from the filing of this Merger Agreement and Plan of Reorganization. The omitted documents include information provided as disclosure items to the Registrant with respect to various representations made within the Merger Agreement, and the Articles of Merger. In accordance with the provisions of Item 601(b)(2) of Regulation S-K, the Registrant agrees to furnish supplementally a copy of this omitted schedule to the Commission upon request.

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is dated for reference purposes only April 25, 1997, and is by and between ORALABS, INC., a Colorado corporation (the "Company" or the "Employer") and GARY SCHLATTER (the "Employee").

     WHEREAS, the Company desires to be assured of the association and services of the Employee for the Company; and

     WHEREAS, Employee is willing and desires to be employed by the Company, and the Company is willing to employ Employee, upon the terms, covenants and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing recitals and of the matters described in this Agreement, the adequacy and sufficiency of all of which consideration is hereby acknowledged, the parties agree as follows:

     1. Employment. Effective as of May 1, 1997, the Company hereby employs Employee and Employee hereby accepts employment as the President and Chief Executive Officer of the Company, subject to the terms and conditions hereinafter set forth.

     2. Extent of Duties. Employee agrees to devote such time and attention to the business of the Company as may be required to fulfill the duties of his position, which is expected to require the Employee to devote a substantial amount of his working time, efforts, attention and energies. Employee shall not engage in any other business activity or activities that require significant personal services by Employee that in the judgment of the Board of Directors of the Company may conflict with the proper performance of Employee's duties under this Agreement.

     3. Duties. Employee will, in addition to fulfilling his responsibilities in the capacity of President and Chief Executive Officer of the Company, perform such functions and duties as the Company may specify or from time to time assign to him and which are consistent with said positions. Employee shall have full responsibility and authority for formulating policies and for the management and operation of the Company, subject to the general direction and control of the Board of Directors.

     4. Term of Employment. (a) The term of this Agreement shall commence effective May 1, 1997, and continue for a period of three (3) years thereafter (through and including April 30, 2000), or until Employee's death, or upon the date that Employee is notified in writing pursuant to Section 4(c)(iii) that his employment has terminated for good and sufficient cause as defined herein, or upon a termination by Employee pursuant to Section 19, whichever comes first.

          (b) The term "good and sufficient cause" for purposes hereof is defined as theft, fraud, embezzlement, the willful and continued failure by Employee substantially to perform his duties hereunder (other than as resulting from the Employee's incapacity due to physical or mental illness) after demand for substantial performance delivered by the Company that specifically identifies the manner in which the Company believes the Employee has not substantially performed his duties, the willful engaging by the Employee of misconduct which is materially injurious to the Company, monetarily or

                                   Exhibit B
otherwise, or the willful violation by the Employee of the provisions of this Agreement. For purposes of this paragraph, no act, or failure to act, on the part of Employee shall be considered willful unless done or omitted to be done, not in good faith and without reasonable belief by Employee that his action or omission was in the best interest of the Company.

          (c) Notwithstanding the provisions of Section 4(a), Employee shall not be deemed to have been terminated for "good and sufficient cause" without: (i) reasonable notice to Employee setting forth the reasons for the Company's intention to terminate for "good and sufficient cause"; (ii) an opportunity for the Employee, together with his counsel, to be heard before the Board of Directors, and, at Employee's or the Board of Director's discretion, an arbitration panel in accordance with Section 14 hereof, and (iii) following such hearing, delivery to the Employee of a notice of termination from the Board of Directors finding that in the good faith opinion of the Board of Directors, Employee was guilty of conduct set forth above in the definition of "good and sufficient cause", specifying the particulars thereof in detail.

     5. Disability. This Agreement shall not terminate upon the temporary disability of the Employee, but the Company may terminate this Agreement upon the permanent disability of the Employee. For purposes of this Agreement, the term "disability" shall mean Employee's inability to perform his normal duties under this Agreement. If the Company and Employee cannot agree within fifteen
(15) days as to the existence of a disability, the determination shall be made by two (2) physicians, one (1) designated by the Company and one (1) by Employee. If these two physicians cannot agree, they shall appoint a third physician and the determination of the majority shall be conclusive and binding on the Company and Employee. All costs incurred in determining the existence of a disability shall be shared equally by Company and Employee. The date of disability shall be the date upon which Employee and the Company agree or the earliest date upon which the physicians determine that a disability exists, whichever may apply.

     6. Compensation. (a) Employee's salary for services performed under this Agreement shall initially be at the rate of $80,000 per year for the first year, $220,000 per year for the second year, and $242,000 per year for the third year, payable by the Company in equal weekly installments and reduced by applicable withholding of federal, state and local taxes. This salary may be increased from time to time in the discretion of the Employer's Board of Directors. If increased, this salary shall not be decreased thereafter during the term of this Agreement without the consent of the Employee. The salary provided in this
Section 6 shall in no way be deemed exclusive and shall not prevent Employee from participating in any other compensation or benefit plan of Employer or from receiving any other consideration described in this Agreement.

          (b) The Board of Directors of the Company may grant bonus compensation to the Employee from time to time in such amounts and at such times as determined by the Board of Directors in its discretion.

     7. Benefits. In addition to Employee's salary and other compensation, Employee is entitled to the benefits of any employee group benefit or employee welfare benefit plan (e.g., medical insurance, term life insurance, retirement benefits, profit sharing, stock option plans or grants, disability insurance or similar benefits) which is provided by the Company to any of its employees. Employee shall be entitled to the same benefits provided under any such plans that are provided to all of the other employees of the Company as a group.

     8. No Alienation. The benefits provided hereunder shall not be subject to alienation, assignment, pledge, anticipation, attachment, garnishment, receivership, execution or levy of any kind, including liability for alimony or support payments. Any attempt to cause such benefits to be so subject shall not be recognized, except to the extent required by law.

     9. Covenant Not to Compete. During the term of this Agreement and for a period of one (1) year thereafter, Employee will not participate in any business competitive to that of the business of Employer, except that Employee may make passive investments in businesses engaged in such activities provided that any such investment does not exceed a five percent (5%) equity interest. In addition, during the term of this Agreement and thereafter, Employee will not disclose or utilize any trade secrets or proprietary information of the Employer except within the scope of Employee's employment hereunder.

     10. Expenses. Employee shall be entitled to prompt reimbursement for all reasonable expenses incurred by Employee in the performance of his duties hereunder.

     11. Assignment. This Agreement is for personal services and neither party may assign or transfer any rights or obligations without the express written consent of the other.

     12. Colorado Law. This Agreement has been made and entered into in the State of Colorado. This Agreement shall be construed in accordance with the laws of the State of Colorado.

     13. Severability. If it is determined that any provision of this Agreement is invalid or of no force and effect, this shall not impair the remainder of this Agreement and all other provisions shall remain in full force and effect.

     14. Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled solely by arbitration in the State of Colorado in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court have jurisdiction thereof. The parties agree that the arbitrator shall have the right to award the prevailing party in any controversy the attorneys' fees and costs incurred by such party in connection therewith.

     15. Counsel. Employee represents that he has consulted his own legal counsel to the extent deemed necessary by Employee, that such counsel has advised him as to the effect of the terms and conditions of this Agreement, and Employee acknowledges that legal counsel to the Company does not represent Employee in connection herewith.

     16. Waiver, Complete Agreement and Modification. (a) Waiver of any breach of this Agreement shall not be construed as a waiver of any subsequent breach of this Agreement.

          (b) This Agreement contains the full and complete agreement between the parties concerning the employment of Employee, and supersedes all prior statements, agreements, understandings and representations with respect to the employment of Employee.

          (c) This Agreement may only be modified by written amendment, signed by the parties.

     17. Survival. Each provision of this Agreement which by its terms is to apply after the termination of this Agreement shall survive the termination of this Agreement.

     18. Notices. All notices required to be given by this Agreement shall be made in writing and shall be deemed delivered upon personal delivery to the party requiring notice or when deposited in the U.S. Mail, postage prepaid, certified or registered, return receipt requested, addressed to the party requiring notice at the address set forth on the signature page of this Agreement or as any party may from time to time specify in writing to the other party.

     19. Termination By Employee. Upon the occurrence of any of the following events this Agreement may be terminated by the Employee by written notice to
Employer:

          (a) the sale by Employer of substantially all of its assets;

          (b) the sale, exchange or other disposition, in one transaction or a series of related transactions, of at least forty percent (40%) of the outstanding voting shares of Employer;

          (c) a decision by Employer to terminate its business and liquidate its assets;

          (d) the merger or consolidation of Employer with another entity or an agreement to such merger or consolidation or any other type of reorganization;

          (e) Employer makes a general assignment for the benefit of creditors, files a voluntary bankruptcy petition, files a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law, there shall have been filed any petition or application for the involuntary bankruptcy of Employer, or other similar proceeding, in which an order for relief is entered or which remains undismissed for a period of thirty days or more, or Employer seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of Employer or any material party of its assets; or

          (f)   there  are   material   changes   in   Employee's   duties   and
responsibilities without his written consent.

     20. Effect of Termination. Except in the case of termination due to Employee's death, termination by the Employee or Company under this Agreement may only be effective by the terminating party giving the other party a written notice of termination, describing the reasons therefor. In the event of termination by Company for "good and sufficient cause", Employee shall be entitled to compensation only through the date of the notice of termination given pursuant to Section 4(c)(iii). In the event of termination due to the Employee's death, the Employee's estate will be entitled to a death benefit equal to the total salary remaining to paid for the remaining term of the Agreement, reduced by life insurance benefits, if any, paid to Employee's estate under policies (other than group policies) for which the Employer pays all premiums and Employee's estate is the beneficiary. In the event of a temporary or permanent disability described in Section 5 above, and regardless of whether or not the Employer elects to terminate this Agreement, Employee shall be entitled to receive all compensation accrued and payable during the entire term of this Agreement regardless of the date of the disability. However, any such payment shall be reduced by disability insurance benefits, if any, paid to Employee under policies (other than group policies) for which Employer pays all premiums and Employee is the beneficiary. In the event of a termination by

Employee pursuant to Section 19, Employee shall receive a lump sum payment equal to all of the compensation to which he otherwise would have been entitled had the Agreement remained in effect for its entire term. Any termination of this Agreement shall not prejudice any remedy to which the Employee or Company may be entitled, either at law, equity or under this Agreement.

     21. Indemnification. To the fullest extent permitted by applicable law, Company agrees to indemnify, defend and hold Employee harmless from any and all claims, liabilities, damages and expenses (including reasonable attorneys' fees) hereafter arising out of or in connection with the activities of the Company or its employees, including Employee or other agents in connection with and within the scope of this Agreement or by reason of the fact that Employee is or was a director or officer of the Company or any affiliate of the Company. To the fullest extent permitted by applicable law, Company shall advance to Employee expenses of defending any such action, claim or proceeding. However, Company shall not indemnify Employee or defend Employee against, or hold him harmless from any claims, damages, liabilities or expenses, including attorneys' fees, resulting from the gross negligence or willful misconduct of Employee. The duty to indemnify described in this section shall survive the expiration or early termination of this Agreement as to any claims based on facts or conditions which occurred or are alleged to have occurred prior to such expiration or termination.

     22. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses in addition to any other relief to which that party may be entitled.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

                                      COMPANY:

                                      ORALABS, INC., a Colorado corporation


                                      By: /s/  GARY SCHLATTER
                                         ---------------------------------------
                                               Director
                                      Date:
                                            ------------------------------------

                                      EMPLOYEE:

                                      /s/  GARY SCHLATTER
                                      ------------------------------------------
                                      Gary Schlatter
                                      ------------------------------------------
                                      Address
                                      ------------------------------------------
                                      Date